UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2024

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Reduction Program and Stock Option Grants.

On March 29, 2024, the Board of Directors (the “Board”) of CytoSorbents Corporation (the “Company”) authorized and approved a voluntary salary reduction program for certain of the Company’s employees, including the Company’s named executive officers, as part of the Company’s cost-cutting measures implemented in the best interests of the Company and its stockholders (the “Reduction Program”). Executive officers Phillip P. Chan, MD, PhD (Chief Executive Officer), Vincent J. Capponi, MS (President and Chief Operating Officer), Kathleen P. Bloch, MBA, CPA (Chief Financial Officer) and Efthymios N. Deliargyris, MD (Chief Medical Officer) chose to participate.

In connection with the Reduction Program, the Board authorized, approved and adopted a form payment reduction agreement, which was executed by each of the named executive officers and the Company. The salary reduction agreements serve as amendments to the existing employment agreements between the named executive officers and the Company. Pursuant to the salary reduction agreements, the CEO agreed to reduce his base salary by 35% and each of the other named executive officers agreed to reduce his or her base salary by 15%, as set forth in the table below. The reduced base salary is effective for the period of April 1, 2024 through December 31, 2024. As of January 1, 2025, each of the named executive officer’s base salary will be automatically restored to the base salary in effect prior to the reduction.

As consideration for the voluntary participation in the Reduction Program, on March 29, 2024, the Company’s Board also approved grants of nonqualified stock options to each participant under the Company’s 2014 Long-Term Incentive Plan, as amended (the “Plan”), and the form of Nonqualified Stock Option Agreement filed herewith. The nonqualified stock options granted to each participant, as set forth in the table below, is equal in value to the amount by which such participant’s base salary was reduced as determined using the market closing price for a share of Company common stock on March 28, 2024, which amount was $0.95. The nonqualified stock options also have an exercise price equal to the fair market value of a share of Company common stock on the date of grant as set forth in the Plan.

	Salary Reduction Amount ($)	Salary (After Reduction Amount) ($)	Number of Shares of Common Stock Subject to the Option
Phillip P. Chan	123,498.43	359,352.57	129,998
Kathleen P. Bloch	46,586.54	378,413.46	49,038
Vincent J. Capponi	46,476.92	377,523.08	48,923
Efthymios Nikolaos Deliargyris	44,734.04	363,365.96	47,088

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Payment Reduction Agreement.
10.2	Form of Nonqualified Stock Option Agreement
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2024	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer